UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 31, 2005

Date of Report (date of earliest event reported)

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road
Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 31, 2005, Synopsys, Inc. (the “Company’) appointed Geoffrey E. Sloma, Vice President, Internal Audit of the Company, to the position of Vice President, Finance and Corporate Controller and Principal Accounting Officer of the Company.

Mr. Sloma, 54, joined the Company in August 2000 as Vice President, Internal Audit. Prior to joining the Company, Mr. Sloma served as Vice President, Internal Audit, of SABRE Inc., a world leader in products, distribution and technology solutions for the travel industry. Prior to joining SABRE, Mr. Sloma held a number of management positions with  Memorex Telex Corporation, a leading system integration and services company, from January 1990 to November 1996, including Senior Director, Corporate Treasury and Internal Audit and Finance Director, Asia Pacific region. Mr. Sloma has also spent 14 years working in various financial roles with Hewlett Packard Company in Europe.  Mr. Sloma completed an apprenticeship with Stewart, Trathen, Millen & Co., a U.K. firm of  Chartered Accountants.

There are no family relationships between Mr. Sloma and any other Company executive officer or director, nor is there an employment agreement between the Company and Mr. Sloma.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2005	SYNOPSYS, INC.

/s/ Rex S. Jackson
	Name:	Rex S. Jackson
	Title:	Senior Vice President, Acting Chief Financial Officer, General Counsel and Secretary